UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________________

FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2024

SUPER MICRO COMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 14, 2024, Super Micro Computer Inc., Taiwan (the “Subsidiary”), a Taiwan corporation and wholly-owned subsidiary of Super Micro Computer, Inc. (the “Company”), entered into amendments (the “Amendments”) of various Notifications and Confirmations of Credit Agreements (the “Notifications and Confirmations”) previously entered into with E.SUN Bank (“E.SUN Bank”) to extend the time period for the financial statements issued by the Subsidiary for FY2024 to be reviewed by E.SUN Bank from October 31, 2024 to December 31, 2024. In addition, the Notifications and Confirmations included various financial commitments applicable to the Subsidiary related to current ratio, net debt ratio, and interest coverage multiple. If such financial commitments are not achieved, the amortization period for the current balances thereunder will be shortened to one year starting from the 31st of the review month.

On November 15, 2024, the Company also entered into a Fourth Amendment to Loan Agreement (the “Bank Amendment”), by and between the Company and Cathay Bank, which amends the Loan Agreement, dated as of May 19, 2022 (the “Agreement”). The Bank Amendment, among other things, reduces the revolving line and letter of credit sublimit under the Agreement to $458,000.

The foregoing description of the Amendments is qualified in its entirety by the full text of such Amendments, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information regarding the Amendments as set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 19, 2024, the Company received a notification letter (the “Letter”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), as a result of the Company’s delay in filing its Quarterly Report on Form 10-Q for the period ended September 30, 2024 (the “Q1 2025 Form 10-Q”) and its continued delay in filing its Annual Report on Form 10-K for the period ending June 30, 2024 (the “2024 Form 10-K”). The 2024 Form 10-K was due on August 29, 2024 and the Q1 2025 Form 10-Q was due on November 12, 2024. The Company filed Form 12b-25s regarding the 2024 Form 10-K and the Q1 2025 Form 10-Q on August 30, 2024 and November 13, 2024, respectively. The Company submitted a compliance plan to Nasdaq on November 18, 2024 (the “Plan”) with respect to its delay in filing the 2024 Form 10-K and Q1 2025 Form 10-Q. In the Plan, the Company indicated that it believes it will be able to file the 2024 Form 10-K and the Q1 2025 Form 10-Q and become current with its periodic filings within the discretionary period available to the Nasdaq staff to grant.

The Letter has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Global Select Market.

On November 20, 2024, the Company issued a press release announcing the receipt of the Letter. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this Current Report on Form 8-K that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to the timing of the filing of the 2024 Form 10-K and Q1 2025 Form 10-Q. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Notification and Confirmation of Credit Conditions for Medium-Term Credit Loan dated November 14, 2024 (C246200157604)

10.2	Notification and Confirmation of Credit Conditions for Medium-Term Credit Loan dated November 14, 2024 (C246200157603)

99.1	Press Release of Super Micro Computer, Inc. dated November 20, 2024

104	Cover Page Interactive Data File

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: November 20, 2024	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)